SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)       April 2, 1998

                       METROPOLITAN HEALTH NETWORKS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Florida                      0-28456                 65-0635748
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(State or other jurisdiction     (Commission File           (IRS Employer
 or incorporation)                    Number)              Identification No.)



               5100 Town Center Circle, Boca Raton, Florida 33486
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          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code    (561) 416-9484
                                                       -------------

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          (Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets

         On April 2, 1997, Metropolitan Health Networks, Inc. (the "Registrant" or the "Company"), Metcare, VII, Inc. ("Metcare"), a wholly-owned subsidiary of the Company (Subsidiary) Inc. and Primedica Healthcare, Inc. (Primedica) entered into an asset purchase agreement pursuant to which Metcare purchased substantially all of the assets and operations related to two physician practices (the Practices) located in North Miami Beach, Florida owned by Primedica. The aggregate purchased price was Three Million Five Hundred Thousand Dollars ($3,500,000). The purchase price was allocated as follows:

                    i)     Accounts Receivable                $ 135,000
                   ii)     Furniture and Fixtures               465,000
                  iii)     Goodwill                           2,900,000

         Payment of the purchase price was made by delivery to Primedica of an unsecured promissory note of Three Million Five Hundred Thousand Dollars ($3,500,000). The note, together with interest computed at the rate of Seven and one half percent (7.5%) per annum, requires fifty-nine (59) monthly principal and interest payments of Twenty-eight thousand one hundred ninety-six dollars ($28,196) and a final payment due on April 2, 2003 of Three million sixty-nine thousand seven hundred forty-eight dollars ($3,069,748).

         The purchase provides both capitated and non-capitated medical services to approximately 2,600 members of various managed care organizations. The capitated services comprise approximately ninety percent (90%) of its revenues and one managed care organization accounts for approximately eighty-five percent (85%) of total revenues. The unaudited revenues for the Practices for the twelve months ended December 31, 1997 equaled approximately $5,700,000 resulting in a gross margin of approximately $230,000.

         An additional agreement was signed, the Repurchase Election Agreement, whereby Primedica may be required to repurchase the Practices at the end of five years in exchange for extinguishing Metcare's and Registrant's further obligations under the Note, provided certain conditions are met, among the most significant of which is the requirement that the Company be in compliance with the terms of the Promissory Note. Additonally, Primedica may elect not to be liable to repurchase the Practices if the net revenue derived from the purchased assets exceeds Six million dollars ($6,000,000).


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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(a) and (b) Financial Statements and Pro Forma Financial Information.
            --------------------------------------------------------

            Not applicable

 (c)        Exhibits.
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                  10.1    Asset Purchase Agreement dated April 2, 1997 by
                          and among the Company, Metcare VIl, Inc. and Primedica Healthcare, Inc.

                  10.2    Promissory Note

                  10.3 Repurchase Election Agreement date April 2, 1998 by amoung the Company, Metcare Vll and Primedica Healthcare, Inc.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         METROPOLITAN HEALTH NETWORKS, INC.


                                         By:/s/ Donald B. Cohen
                                            -------------------------------
                                              Donald B. Cohen
                                              Executive Vice President and
                                              Chief Financial Officer

Dated:  April 17, 1998




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